March 24, 2005

Dear Stockholder:

          You are cordially invited to attend the Cypress Semiconductor Corporation Annual Meeting of Stockholders to be held on Friday, April 29, 2005, at 10:00 a.m. Pacific Daylight Time, at our offices located at 198 Champion Court, San Jose, California 95134. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

          We hope you will be able to attend the Annual Meeting to listen to our report on the status of our business and performance during 2004 and near-term plans, and to ask any questions you may have.

          Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. In order to facilitate your voting, you may vote in person at the meeting, by sending in your written proxy, by telephone, or by using the Internet. Your vote by telephone, over the Internet or by written proxy will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the proxy card regarding each of these voting options.

          Thank you for your ongoing support and continued interest in Cypress Semiconductor Corporation.

Very truly yours,

T.J. Rodgers
President and Chief Executive Officer

2005 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS	2
General Information	2
Who can attend the Annual Meeting?	2
Who is soliciting my vote?	2
Who is entitled to vote?	2
What may I vote on?	2
What is a “quorum”?	2
What shares can be voted and how may I cast my vote for each proposal?	3
What is the difference between holding shares as a stockholder of record and a beneficial owner?	3
x my shares in person at the Annual Meeting?	3
How does the Board recommend I vote on all the proposals?	3
How do I vote?	3
How can I change my vote or revoke my proxy?	4
What does it mean if I get more than one proxy card?	4
Who will count the votes?	4
What are the word choices for indicating my vote?	4
How will abstentions, and non-votes be treated?	4
What is broker “discretionary” vote?	4
How will voting on any other business be conducted?	5
How much did this proxy solicitation cost and who will pay for the cost?	5
How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2004?	5
How and when may I submit proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors for Cypress?	5
How may I communicate with Cypress’s Board of Directors or the non-management directors on Cypress’s Board of Directors?	6
Does Cypress’s Board of Directors have a policy as to attendance at the Annual Meeting by directors?	6
Where can I find the voting results of the Annual Meeting?	6
BOARD STRUCTURE AND COMPENSATION	7
Corporate Governance	7
General	7
Determination of Independence	7
Consideration of Director Nominees	7
Communications from Stockholders and Other Interested Parties	8
Board Structure and Committees	8
The Audit Committee	9
The Compensation Committee	10
The Nominating and Corporate Governance Committee	10
Compensation of Directors	10
PROPOSAL ONE—ELECTION OF DIRECTORS	11
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	13
PROPOSAL TWO—RATIFICATION OF THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANTS	15
MANAGEMENT	16
Security Ownership of Certain Beneficial Owners and Management	16
Executive Compensation	20
Summary Compensation Table	20
Option Grants in Last Fiscal Year	21
Aggregated Option Exercises in Last Fiscal Year and Last Fiscal Year-End Option Values	22
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	23
Goals of the Compensation Program	23
Components of the Compensation Program	23
Compensation of the Chief Executive Officer	24
OTHER DISCLOSURES	25
Compensation Committee Interlocks and Insider Participation	25
Certain Relationships and Related Transactions	25
Indebtedness of Executive Officers Under the Employee Stock Purchase Assistance Plan (SPAP)	25
Section 16(a) Beneficial Ownership Reporting Compliance	25
Company Stock Price Performance	26
OTHER MATTERS	27

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CYPRESS SEMICONDUCTOR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 29, 2005

TO ALL CYPRESS STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation, a Delaware corporation, will be held on:

Date:	Friday, April 29, 2005

Time:	10:00 a.m. Pacific Daylight Time

Place:	Cypress’s offices located at 198 Champion Court, San Jose, California 95134

Items of
Business:	1.	To elect seven directors to serve for the next year and until their successors are elected.

	2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending January 1, 2006; and

	3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on March 10, 2005, are entitled to receive notice of, and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Any stockholder attending the Annual Meeting and entitled to vote may do so in person even if such stockholder returned a proxy.

FOR THE BOARD OF DIRECTORS

Laura L. Norris
Corporate Secretary
San Jose, California, March 24, 2005

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD.  ANY ONE OF THESE METHODS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING.  NO POSTAGE NEED BE AFFIXED TO THE PROXY CARD ENVELOPE IF MAILED IN THE UNITED STATES.

CYPRESS SEMICONDUCTOR CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

          The Board of Directors of Cypress Semiconductor Corporation (“Cypress”) is furnishing this proxy statement to you in connection with our solicitation of proxies to be used at our annual meeting of stockholders (“Annual Meeting”) to be held Friday, April 29, 2005, at 10:00 a.m. Pacific Daylight Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 198 Champion Court, San Jose, California 95134.

          Our principal executive offices are located at 3901 North First Street, San Jose, California 95134. The telephone number at that address is (408) 943-2600.

          The date of this proxy statement is March 24, 2005, and it was first mailed on or about April 1, 2005, to all stockholders entitled to vote at the Annual Meeting.

          The following is important information regarding the Annual Meeting and this proxy statement:

Q:	Who can attend the Annual Meeting?

A:

All stockholders and holders of proxies for those stockholders and other persons invited by us can attend.  If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your proxy card to the meeting showing that you are the direct or indirect owner of the shares as of March 10, 2005 (the “Record Date”).

Q:	Who is soliciting my vote?

A:	This solicitation is being made by the Board of Directors of Cypress.

Q:	Who is entitled to vote?

A:

Only stockholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 131,106,615 shares outstanding of Cypress’s common stock, par value $0.01 per share.

Q:	What may I vote on?

A:	(1) The election of seven nominees to serve on our Board of Directors for fiscal year 2005 and until their successors are elected;

(2) The ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for fiscal year 2005; and

(3) Any other business properly presented at the Annual Meeting.

Q:	What is a “quorum”?

A:

A “quorum” is the minimum number of shares required to be present or represented in order to hold an Annual Meeting, take a valid action or transact business at the meeting. There must be a quorum for the Annual Meeting to be held and action to be validly taken. The quorum requirement for holding the Annual Meeting and transacting business is a majority of the issued and outstanding shares entitled to vote at the meeting. They may be present at the meeting or represented by proxy. If you submit a properly executed proxy card, or if you attend the meeting and abstain from voting or withhold your vote with respect to any proposal, you will be considered present for purposes of a quorum and for purposes of determining the voting power present.

Q:	What shares can be voted and how may I cast my vote for each proposal?

A:

All shares owned by you of record as of the close of business Record Date may be voted.  You may cast one vote per share of common stock for each proposal except that a stockholder voting for the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled, or distribute such stockholder’s shares among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. For example, if you own 100 shares of stock, and there are seven (7) directors to be elected at the annual meeting, you may allocate 700 shares (seven times 100) as “FOR” votes among as few or as many directors to be elected at the Annual Meeting as you choose. If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting.  If you hold shares beneficially in street name and wish to cumulate your votes, you should contact your broker, trustee or nominee.

Q:	What is the difference between holding shares as a stockholder of record and a beneficial owner?

A:

Most stockholders of Cypress hold their shares through a stockbroker, a bank or other nominee rather than directly in their own name.  As summarized below, there are distinctions between shares held of record and those beneficially owned.

Stockholder of Record.  If your shares are registered directly in your name with Cypress’s transfer agent, Equiserve, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by Cypress.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee (also known as shares registered in “street name”), you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker as to how to vote your shares and you are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting.  Your broker or nominee will enclose a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:	How can I vote my shares in person at the Annual Meeting?

A:

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting.  If you choose to do so, please bring the enclosed proxy card or proof of identification and your holding of Cypress stock. Even if you plan to attend the Annual Meeting, Cypress recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares registered in street name may be voted in person by you only if you obtain a signed proxy from the broker who holds your shares giving you the right to vote the shares.  You may contact your broker, bank or other nominee to obtain a proxy card, bring it with you and vote your shares at the Annual Meeting. (See “What is the difference between holding shares as a stockholder of record and a beneficial owner?” under “Beneficial Owner.”)

Q:	How does the Board recommend I vote on all the proposals?

A:

The Board recommends a vote FOR each of the director nominees, and a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cypress’s independent public accountants for fiscal year 2005.

Q:	How do I vote?

A:	If you hold shares directly as a stockholder of record, there are three ways you can vote:

(1) Indicate your vote on each proxy card you receive, then sign, date and return it in the prepaid envelope.

(2) Vote through the Internet or telephone voting system more fully described on your proxy card.

(3) Vote in person at the Annual Meeting.

If you hold shares beneficially in street name, you may direct your vote in the manner prescribed by your broker or nominee  (See “What is the difference between holding shares as a stockholder of record and a beneficial owner?” and “How can I vote my shares in person at the Annual Meeting?”).

Q:	How can I change my vote or revoke my proxy?

A:

If you are a stockholder of record, you have the right to revoke your proxy and change your vote at any time before the meeting by notifying Laura L. Norris, Corporate Secretary, returning a later-dated proxy card, or by Internet or telephone as more fully described on your proxy card. You may also revoke your proxy and change your vote by voting in person at the Annual Meeting.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	What does it mean if I get more than one proxy card?

A:	It means you hold shares registered in more than one account. Please vote all proxy cards in one of the manners described above (under “How do I vote?”) to ensure that all your shares are voted.

Q:	Who will count the votes?

A:

Representatives of Investor Communication Services, a division of ADP, will count the votes and Laura L. Norris, Corporate Secretary, will act as the Inspector of Elections. Cypress believes that the procedures to be used by the Inspector of Elections to count the votes are consistent with Delaware law concerning the voting of shares, determination of a quorum and the vote required to take stockholder action.

Q:	What are the word choices for indicating my vote?

A:

For the election of directors, you may vote “FOR ALL,” “WITHHOLD ALL,” or “FOR ALL EXCEPT.” On your proxy card, a number has been assigned before the name of each director nominee. If you chose to vote “FOR ALL EXCEPT,” write the number before the name of the nominee from whom you wish to withhold your vote in the space provided on your proxy card.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each other matter on the proxy. Shares that vote “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. These shares are also treated as votes eligible to be cast by the common stock present in person or represented by proxy at the Annual Meeting and “entitled to vote on the subject matter,” referred to as the Votes Cast, with respect to such matter.

Q:	How will abstentions, and non-votes be treated?

A:

Abstentions, which are “ABSTAIN” votes, will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered present for purposes of a quorum but will not be considered present for purposes of determining voting power on that matter. Broker non- votes with respect to proposals set forth in this proxy statement will not be considered votes cast and, accordingly, will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter. Because abstentions are considered present for purposes of determining voting power, abstentions have the effect of a vote “AGAINST” a proposal.

Q:	What is broker “discretionary” vote?

A:

Under the rules of the New York Stock Exchange, or NYSE, if you hold your shares through a broker, your broker is permitted to vote your shares on the election of directors and ratification of our independent registered public accounting firm in its discretion if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker.

Q.	How will voting on any other business be conducted?

A:

We do not know of any business to be considered at this year’s Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the Annual Meeting within 45 days prior to the date of mailing of this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to T.J. Rodgers, Cypress’s President and Chief Executive Officer, and Laura L. Norris, Corporate Secretary, to vote on such matters at their discretion.

Q:	How much did this proxy solicitation cost and who will pay for the cost?

A:

The cost of soliciting proxies in connection with this proxy statement has been, or will be, borne by Cypress. We have retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $6,500, plus reimbursement of out-of-pocket expenses. In addition to the use of mail, Georgeson Shareholder Communications may solicit proxies by telephone, in person or other electronic communications. We have also requested that banks, brokers and other custodians, nominees and fiduciaries send proxy statements to the beneficial owners and secure their instructions as to voting. We may reimburse such banks, brokers and other custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers or employees may also solicit proxies in person, by telephone, or by electronic communications but they will not receive any additional compensation for doing so.

Q:	How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2004?

A:

A copy of Cypress’s Annual Report on Form 10-K has been mailed with this proxy statement. A stockholder may also send a written request for a copy of our Annual Report on Form 10-K to Laura L. Norris, Corporate Secretary, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California 95134. Upon receipt of such request by a stockholder, we will provide a copy of our Annual Report on Form 10-K without charge, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 of the Securities Exchange Act of 1934 for our fiscal year 2004.  Our Annual Report on Form 10-K for the fiscal year ending January 2, 2005 is also available at our web site at:
http://media.corporate-ir.net/media_files/NYS/cy/reports/2004ar.pdf

Q:	How and when may I submit proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors for Cypress?

A:	You may submit your proposals, including director nominations, for consideration at future annual meetings of stockholders.

Stockholders Proposals: For stockholder proposals to be considered for inclusion in our 2006 proxy statement, the written proposal must be received by the Corporate Secretary, at our corporate offices at 3901 North First Street, San Jose, California 95134 no later than November 23, 2005. The corporation has discretionary power to consider stockholder proposals submitted after November 23, 2005, but no later than February 15, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before Cypress begins to print and mail its proxy materials.  Such proposals will also need to comply with SEC regulations, such as Rule 14a-8 of the 1934 Securities Exchange Act regarding the inclusion of stockholder proposals in any company-sponsored proxy material.

Nomination of Director Candidates:  A stockholder may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Such proposals should be directed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California 95134. In addition, the stockholder must give notice to the Corporate Secretary, and such notice must be received within the time period described above under “Stockholder Proposals.” Any such proposal should include the following:

	i.	nominee’s name, age, nationality, business and residential address;

	ii.	nominee’s principal occupation and employment;

	iii.	the class and number of shares of stock owned beneficially or of record by nominee; and

	iv.	any other information required to be disclosed in the proxy statement.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial holder, if any, on whose behalf the nomination or proposal is being made:

	i.	their names and addresses;

	ii.	the class and number of shares of stock owned beneficially and of record by them;

	iii.	a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are being made;

	iv.	a representation that they intend to appear in person or by proxy at the at the annual meeting to nominate the person named in the notice;

	v.	a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and

	vi.	any other information that would be required to be included in the proxy statement.

If the nomination was made in accordance with our bylaws, the Nominating and Corporate Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board of Directors whether or not the stockholder nominee should be included as a candidate for election in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation. The Board of Directors shall make the final determination whether or not a nominee will be included in the proxy statement and card for  election (See “Consideration of Director Nominees”).

Q:	How may I communicate with Cypress’s Board of Directors or the non-management directors on Cypress’s Board of Directors?

A:

You may submit an email to our Board of Directors at CYBOD@cypress.com. All directors have access to this email address. Communications intended for non-management directors should be directed to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California 95134.

Q.	Does Cypress’s Board of Directors have a policy as to attendance at the Annual Meeting by directors?

A.	Cypress has no such formal policy although directors are encouraged to attend. All of our directors were present at the 2004 Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Cypress will announce preliminary voting results at the 2005 Annual Meeting and publish final results in Cypress’s quarterly report on Form 10-Q for the second quarter of fiscal year 2005.

BOARD STRUCTURE AND COMPENSATION

Corporate Governance

General

          We have long believed that good corporate governance is important to ensure that Cypress is managed for the long-term benefit of its stockholders. During the past year, we have continued to review our corporate governance policies and practices to ensure they comply with the requirements or suggestions of various authorities in corporate governance and the best practices of other public companies. We have also continued to review the rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (the “NYSE”) to ensure that our corporate governance policies and practices are compliant.  Our Corporate Governance Guidelines are available at
http://media.corporate-ir.net/media_files/nys/cy/governance/guidelines2.pdf.  You may also request a copy in print by writing to:

          Laura L. Norris
          Corporate Secretary
          Cypress Semiconductor Corporation
          3901 North First Street
          San Jose, California 95134

          In 2004, we adopted a Code of Business Conduct and Ethics for our directors, officers and employees.  As part of our internal awareness campaign, a company-wide course was made mandatory for all employees in 2004.  Our Code of Business Conduct and Ethics covers topics such as financial reporting, conflict of interest, insider trading compliance with laws, rules, regulations, and our company policies.  Our Code of Business Conduct and Ethics is available on our website at http://media.corporate-ir.net/media_files/nys/cy/governance/conduct.pdf. You may also request a copy in print by writing to:

          Laura L. Norris
          Corporate Secretary
          Cypress Semiconductor Corporation
          3901 North First Street
          San Jose, California 95134

          On August 3, 2004, our corporation submitted our 303A Annual CEO Certification to the NYSE.

Determination of Independence

          In order to make a determination of independence of a director as required by our Corporate Governance Guidelines and the rules of the NYSE, the Board of Directors (the “Board”) determines whether a director has a material relationship with Cypress (either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Cypress). Each director completed a questionnaire, with questions tailored to the rules of the NYSE, as well as the SEC requirements for independence. On the basis of the completed questionnaire completed and returned by each director, the Board determined that each of Messrs. Albrecht, Benhamou, Lewis, Long, and Shugart is independent as determined under our Corporate Governance Guidelines and the rules of the NYSE and SEC. The Board determined that Mr. T.J. Rodgers, our President and Chief Executive Officer, has a material relationship with Cypress by virtue of his employment and position at Cypress, and therefore, is not independent. The Board has also determined that Mr. Fred Bialek has a material relationship with Cypress by virtue of his retention as a consultant at Cypress and therefore, is not independent (See “Certain Relationships and Related Transactions”).

Consideration of Director Nominees

          The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directorships, including requests to Board members and others for recommendations. Effective February 28, 2005, the Board amended our bylaws to increase the authorized number of our directors to eight.

          Effective April 29, 2005, John C. Lewis, a member of the Board since 1993, is resigning from the Board.  On February 28, 2005, the Board appointed Daniel McCranie as a member of the Board. He was recommended as a nominee to the Board by our President and Chief Executive Officer, T. J. Rodgers, and his nomination was processed by the Nominating and Corporate Governance Committee in accordance with our Corporate Governance Guidelines.  The Board intends to confirm that Mr. McCranie satisfies the requirements for director independence under NYSE and SEC rules at the Board of Directors meeting scheduled on April 29, 2005.

          Stockholders may recommend, with timely notice, individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the Nominating and Corporate Governance Committee, c/o The Corporate Secretary, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California 95134. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis (See “How and when may I submit proposals for actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”).

          The qualifications of recommended director candidates will be reviewed by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in our Corporate Governance Guidelines and SEC and NYSE rules. These criteria include the candidate’s skills, attributes, integrity, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Cypress believes that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

          The process followed by the Nominating and Corporate Governance Committee to identify and evaluate nominees includes meeting from time to time to evaluate biographical information and background material relating to potential candidates and if appropriate, interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

          Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate nominees by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

          The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election in accordance with criteria set forth in our Corporate Governance Guidelines. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name of the nominee will be included in Cypress’s proxy statement and proxy card for the stockholders meeting at which his or her election is recommended.

Communications from Stockholders and Other Interested Parties

          The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Corporate Secretary, will (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as the Chairman considers appropriate.

          Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded to our full Board of Directors.

          Stockholders and other interested parties who wish to send communications on any topic to the Board may do so by sending an email to CYBOD@cypress.com or by addressing such communication to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California, 95134.

Board Structure and Committees

          Eric A. Benhamou serves as Chairman of our Board of Directors. The Board held a total of 11 meetings during our 2004 fiscal year, which ended on January 2, 2005. Every director attended at least 75% of the number of meetings of the Board and of the committees of the Board on which the director served.

          Our independent directors met four (4) times in executive session during the 2004 fiscal year. Mr. Benhamou presided over all executive sessions of “non-management” directors, as defined under the rules of the NYSE. Our independent directors held one (1) executive session in fiscal year 2004 pursuant to NYSE requirements.

          Interested parties are able to make their concerns known to the non-management independent directors by electronic mail to CYBOD@cypress.com, or in writing addressed to the Chairman of the Nominating and Corporate Governance Committee c/o Laura L. Norris, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California 95134.

          The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The membership and functions of each committee during the fiscal year 2004 are described below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

W. Steve Albrecht	X
Eric A. Benhamou	X	X
Fred B. Bialek
John C. Lewis	X	X
James R. Long	X		X
T. J. Rodgers
Alan F. Shugart			X

The Audit Committee

          The Audit Committee of our Board of Directors assists the Board in fulfilling its responsibilities with respect to its oversight of:

•	the quality and integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the independent public accountants’ qualification and independence;
•	the performance of our internal audit function and independent public accountants; and
•	the preparation of the report the SEC requires be included in our annual proxy statement.

          The Audit Committee operates under a written charter adopted by our Board of Directors, and was established in accordance with Exchange Act Section 3(a)(58)(A). The charter of the Audit Committee is available on our web site at http://media.corporate-ir.net/media_files/nys/cy/governance/audit1.pdf.  The Board of Directors has determined that all the members of the Audit Committee are independent as independence is defined in Section 303.01(B)(2)(a) and (3) of the NYSE’s listing standards.

          In fiscal year 2004, the Audit Committee was comprised of Messrs. Benhamou, Lewis, Long, and Albrecht, and met ten (10) times. The Board of Directors determined that each member of the Audit Committee is financially literate and that each of Messrs. Albrecht, Benhamou, Lewis and Long has accounting and/or related financial management expertise as required under the rules of the NYSE.

          Our Audit Committee charter limits to three the number of audit committees on which a Cypress Audit Committee member may serve without the review and approval of our Board of Directors. Mr. Albrecht currently serves on the audit committees of four public companies, including Cypress. Our Board of Directors has discussed Mr. Albrecht’s Audit Committee membership with Mr. Albrecht and evaluated the existing demands on his time. Based on these discussions, our Board of Directors concluded that such simultaneous service does not impair Mr. Albrecht’s ability to continue to effectively serve on our Audit Committee. Our Board designated Messrs. Albrecht and Benhamou, as “audit committee financial experts” in accordance with the SEC requirement. The responsibilities of our Audit Committee and its activities during fiscal year 2004 are described in the Report of the Audit Committee contained in this proxy statement.

          In discharging its duties, the Audit Committee:

•	reviews and approves the scope of the annual audit and the independent public accountants’ fees;

•	meets independently with our independent public accountants, internal auditors, and our senior management;

•

reviews the general scope of our accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit and review of interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter; and

•	pre-approves all significant non-audit services provided by the independent public accountants.

The Compensation Committee

          In fiscal year 2004, the Compensation Committee consisted of Messrs. Lewis and Benhamou. The Board has determined that each of Messrs. Lewis and Benhamou is independent as defined under the rules of the NYSE. The Compensation Committee assists the Board with discharging its duties with respect to the formulation, implementation, review and modification of the compensation of our director’s and officers, and the preparation of the annual report on executive compensation for inclusion in our proxy statement.

          Specifically, the Compensation Committee:

•	reviews compensation for our senior executives;

•	has authority to grant stock options under our 1994 Stock Plan, as amended, to employees and consultants (including officers and directors who are also our employees or consultants); and

•	has authority to grant stock options under the 1999 Non-Qualified Stock Option Plan, as amended, including grants for new employees who join us through our acquisitions of other entities.

          The Compensation Committee held four (4) meetings and two (2) informal sessions during our 2004 fiscal year. The responsibilities of our Compensation Committee and its activities during fiscal year 2004 are also described in the Report of the Compensation Committee contained in this Proxy Statement. The charter for our Compensation Committee is posted on our web site at http://media.corporate-ir.net/media_files/nys/cy/governance/compensation.pdf.

The Nominating and Corporate Governance Committee

          In fiscal year 2004, the Nominating and Corporate Governance Committee consisted of Messrs. Long and Shugart.  The Board has determined that each of Messrs. Long and Shugart is independent as defined under the rules of the NYSE.  The purpose of the Nominating and Corporate Governance Committee is to:

•	identify and evaluate individuals qualified to become Board members;

•

recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, including any nomination of qualified individuals properly submitted by stockholders of the Company; and

•	develop, maintain and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board.

          The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during fiscal year 2004.

          The Nominating and Corporate Governance Committee held two (2) meetings during fiscal year 2004. The charter for our Nominating and Corporate Governance Committee is posted on our web site at
http://media.corporate-ir.net/media_files/nys/cy/governance/nominating.pdf.

Compensation of Directors

          We currently pay directors who are not employees $7,500 each quarter. The 1994 Stock Plan, as amended, provides for the automatic grant of non-statutory options to our outside directors. Each outside director is granted an initial option to purchase 80,000 shares of common stock, referred to as the initial option, and an additional option to purchase 20,000 shares of common stock, referred to as the subsequent option, on a date one year after the date of grant of the initial option and on the same date each year thereafter. The initial option becomes exercisable over a five-year period in annual installments of 16,000 shares, with the first installment becoming exercisable one year from the outside director’s election to the Board. The subsequent options become exercisable over a five-year period in annual installments of 4,000 shares, with the first installment becoming exercisable one year from the date of grant of the option. The 1994 Stock Plan effectively provides for an ongoing vesting program of 20,000 shares per year, plus shares vesting under the initial option over the five-year period from the date of grant, to each outside director. The exercise price of options granted under the 1994 Stock Plan is the fair market value of our common stock on the date of grant.

          We have a consulting relationship with one of our directors, Fred B. Bialek, for which he received compensation in fiscal year 2004 (See “Certain Relationships and Related Transactions” and “Report of the Compensation Committee”).

PROPOSAL ONE

ELECTION OF DIRECTORS

          Effective February 28, 2005, our Board of Directors amended the Company’s bylaws to increase the authorized number of directors to eight and appointed Daniel McCranie to serve as a director on the Board.  Effective April 29, 2005, John C. Lewis is retiring from the Board, and the Board intends to reduce the authorized number of directors to seven following Mr. Lewis’s retirement. A board of seven directors is to be elected at the 2005 Annual Meeting. The proxies cannot be voted for greater than the number of nominees named. All directors are elected annually and serve a one-year term until the next annual meeting, and until their successors are elected. The Nominating and Corporate Governance Committee of the Board of Directors selected, and the Board accepted as nominees for election to the Board, the seven persons whose names and information appear on the table below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, each of whom is presently serving as one of our directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom such votes will be cumulated. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified. We do not expect any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a director or a nominee.

          Nominees for the Election to the Board of Directors:

Name of Nominee	Age	Principal Occupation	Director Since

T.J. Rodgers	57	Our President and Chief Executive Officer	1982

Fred B. Bialek	71	Business Consultant	1991

Eric A. Benhamou	49	Chairman of our Board, Chairman of the Boards of 3Com Corporation, and palmOne, Inc.	1993

James R. Long	62	Business Consultant	2000

Alan F. Shugart	74	Chairman, President and CEO of Al Shugart International	1998

W. Steve Albrecht	58	Associate Dean and Andersen Alumni Professor of Accounting, Marriott School of Management, Brigham Young University	2003

J. Daniel McCranie	61	Business Consultant	2005

          Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There are no family relationships among our directors or executive officers.

          T.J. Rodgers is a co-founder of Cypress and has been the company’s president and chief executive officer and a member of the board of directors since 1982. Mr. Rodgers also serves as a director of SolarFlare Communications Inc., Infinera, ION America, and SunPower Corporation, a Cypress subsidiary.

          Fred B. Bialek has been an independent business consultant since November 1986, and has been active in the negotiation and execution of merger and acquisition transactions for semiconductor and other technology companies. Mr. Bialek has acted as a consultant to Cypress in some of its acquisitions. A founder of National Semiconductor Corporation, Mr. Bialek has more than 45 years of operating experience in semiconductor and related technology industries. He serves as director for Global Factory, a privately held company.

          Eric A. Benhamou is chairman of the Board of Directors of 3Com Corp. and palmOne, Inc. He served as chief executive officer of Palm Inc. from October 2001 until October 2003, and as chief executive officer of 3Com from 1990 until the end of 2000. Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was vice president of engineering until its merger with 3Com in 1987. He is a member of the Board of Directors of RealNetworks, Inc. He serves on the executive committee of TechNet and the Computer Science and Technology Board (CSTB). He holds a Master of Science degree from the Stanford University School of Engineering.

          Alan F. Shugart founded Seagate Technology, Inc. in 1979, and served as chief executive officer until July 1998. In 1998, he established Al Shugart International, a venture capital company. He also serves as a director at SanDisk Corp. and Valence Technology Inc.

          James R. Long has been an independent business consultant since 1999. He retired in 1999 as executive vice president of Nortel Networks Corp. and president of Nortel Enterprise Solutions. Between 1991 and 1999, Mr. Long was the president of various business units at Nortel Networks, including Asia Pacific, Nortel World Trade, and the Enterprise Solutions group. Prior to joining Nortel, Mr. Long held a variety of senior executive positions with IBM Corp. and Rolm Co., an IBM and Siemens joint venture. He currently serves on the boards of directors of Symon Communications, Inc., 3Com Corp., and the Polynesian Cultural Center.

          W. Steve Albrecht is the Associate Dean and Andersen Alumni Professor of Accounting at the Marriott School of Management at Brigham Young University. Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois. Earlier, he worked as an accountant for Deloitte & Touche. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He currently serves on the boards of Red Hat, SkyWest Airlines and ICON Health & Fitness. He is currently a member of the Financial Accounting Foundation.

          J. Daniel McCranie has been an independent business consultant since 2001. Mr. McCranie served as Cypress’s executive vice president of sales and marketing from 1993-2001. Prior to his initial tenure with Cypress, Mr. McCranie was the chairman, president and chief executive officer of SEEQ Technology, and has held positions of increasing responsibility in management, engineering, and sales and marketing at Harris Corporation, Advanced Micro Devices, American Microsystems and Philips Corporation. Mr. McCranie currently serves as chairman of the boards of ON Semiconductor and Virage Logic. He is also a member of the board of directors of Actel Corp. Mr. McCranie was previously chairman of the board of Xicor Inc. and has served on the boards of California Micro Devices and ASAT Holdings Limited.

Required Vote

          The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES PROPOSED ABOVE.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The Audit Committee of Cypress’s Board of Directors serves as the representative of the Board of Directors and in fiscal year 2004 provided oversight of:

•	Cypress’s accounting and financial reporting processes and the audit of the Cypress’s financial statements;

•	the integrity of Cypress’s financial statements;

•	Cypress’s internal controls and the audit of management’s assessment of the effectiveness of internal control over financial reporting;

•	Cypress’s compliance with legal and regulatory requirements;

•	the independent public accountants’ appointment, qualifications and independence; and

•	the performance of Cypress’s internal audit function.

          The Audit Committee also reviews the performance of Cypress’s independent registered public accounting firm, PricewaterhouseCoopers LLP, in the annual audit of financial statements and internal control over financial reporting and in assignments unrelated to the audit, and reviews the independent public accountants’ fees.

          The Audit Committee provides the Board such information and materials, as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews the Company’s financial disclosures, and meets privately, outside the presence of our management, with our independent registered  public accounting firm to discuss our internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended January 2, 2005, with management including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed the results of management’s assessment of the effectiveness of Cypress’s internal control over financial reporting as of January 2, 2005. The Audit Committee reports on these meetings to our Board of Directors.

          The charter of the Audit Committee is available at our website at:

           http://media.corporate-ir.net/media_files/nys/cy/governance/audit1.pdf.

          Cypress’s management has primary responsibility for preparing Cypress’s financial statements and for its financial reporting process.  In addition, management is responsible for establishing and maintaining adequate internal control over financial reporting. Cypress’s independent registered public accounting firm, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of Cypress’s financial statements to generally accepted accounting principles and on management’s assessment of the effectiveness of Cypress’s internal control over financial reporting.

          The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2004 with Cypress’s management.

2.

The Audit Committee has reviewed and discussed with management the evaluation of Cypress’s internal controls and the audit of management’s assessment on the effectiveness of Cypress’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

3.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent public accountants for Cypress, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU §380), as modified and supplemented.

4.

The Audit Committee has received the written disclosures and the letter from Pricewaterhouse Coopers LLP for Cypress required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” and has discussed with Pricewaterhouse Coopers LLP their independence, including whether PricewaterhouseCoopers LLP’s provision of non-audit services to Cypress is compatible with their independence.

          The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent public accountants. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless, the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform such services for Cypress.

          Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to Cypress’s Board of Directors and the Board approved, that the audited financial statements be included in Cypress’s Annual Report on Form 10-K for the fiscal year ended January 2, 2005 for filing with the SEC.   The Audit Committee also recommended the reappointment of PricewaterhouseCoopers LLP as Cypress’s independent public accountants for fiscal year 2005.

          Each member of the Audit Committee is independent as defined under the listing standards of the NYSE.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Eric A. Benhamou
John C. Lewis
James R. Long
W. Steve Albrecht

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending January 1, 2006, subject to ratification by our stockholders.

          PricewaterhouseCoopers LLP has served as our independent public accountants since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

          Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants is not required by our by-laws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

          If the stockholders fail to ratify the selection of our auditors, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if it determines that such a change would be in Cypress’s and its stockholders’ best interests.

          All fees billed to Cypress by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee. Fees billed to Cypress by PricewaterhouseCoopers LLP during the fiscal years 2004 and 2003 were as follows:

Services	2004	2003

Audit Fees	$2,537,295	$962,700
Audit -Related	72,898	377,044
Tax compliance	523,737	591,166
Tax advice and planning	246,543	326,987

	$3,380,473	$2,257,897

•

Audit Fees:  Includes fees associated with the annual audit of financial statements and internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly reports on Form 10-Q, annual report on Form 10-K and periodic reports on Form 8-K, consents issued in connection with the our Form S-8 filings, assistance and review with other documents we filed with the SEC, and statutory audits required internationally.

•	Audit-Related Fees: Audit-related services principally include employee benefit plan audits, internal control consulting, and accounting consultations not associated with the audit.

•	Tax Compliance: Includes fees for tax compliance (tax return preparation assistance and expatriate tax services),

•	Tax Advise and Planning Fees: Includes fees for general tax planning, tax-related services on acquisition, and international tax consulting.

•	All Other Fees: Cypress was not billed any other fees by PricewaterhouseCoopers LLP.

Required Vote

          The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending January 1, 2006.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date (except as described below) by:

•	each of our directors;

•	our Chief Executive Officer and each of the four other most highly compensated individuals who served as our executive officers at fiscal year-end (the “Named Officers”);

•	all individuals who served as directors or Named Officers at fiscal year-end as a group; and

•	each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) who is known by us to own beneficially more than 5% of our common stock.

Directors, Officers and 5% Stockholder	Shares Beneficially Owned

Directors	Number	Percent

T.J. Rodgers (1)	3,401,773	2.6%
Fred B. Bialek (2)	126,997	*
Eric A. Benhamou (3)	46,972	*
John C. Lewis (4)	211,901	*
Alan F. Shugart (5)	54,513	*
James R. Long (6)	93,677	*
W. Steve Albrecht (7)	36,677	*
J. Daniel McCranie (8)	1,239	*
Named Officers
Antonio R. Alvarez (9)	572,352	*
Emmanuel T. Hernandez (10)	531,692	*
Christopher S. Norris (11)	397,077	*
Christopher A. Seams (12)	477,170	*

All Directors and Named Officers at fiscal year-end as a group	5,952,040	4.5%

(12 persons) (13)
5% Common Stock Holders
TCW Group Inc. (14)	8,578,407	6.8%
865 South Figueroa Street
Los Angeles, CA 90017

* Less than 1%

(1)

Includes 1,274,741 shares of common stock held directly, of which, 100,251 shares were acquired under the Non-Qualified Deferred Compensation Plan. Also includes options to purchase 2,127,032 shares of common stock exercisable within 60 days of the Record Date.

(2)	Represents options to purchase 126,997 shares of common stock exercisable within 60 days of the Record Date.

(3)	Represents options held to purchase 46,972 shares of common stock exercisable within 60 days of the Record Date.

(4)	Represents 70,000 shares of common stock held directly and options to purchase 141,901 shares of common stock exercisable within 60 days of the Record Date.

(5)	Represents options to purchase 54,513 shares of common stock exercisable within 60 days of the Record Date.

(6)	Represents 4,300 shares of common stock held directly and options held to purchase 89,377 shares of common stock exercisable within 60 days of the Record Date.

(7)	Represents 16,000 shares of common stock held directly and options held to purchase 20,677 shares of common stock exercisable within 60 days of the Record Date.

(8)	Represents 1,239 shares of common stock directly held by Mr. McCranie. Mr. McCranie became a member of our Board in February 2005.

(9)	Represents options to purchase 572,352 shares of common stock exercisable within 60 days of the Record Date.

(10)

Includes 118,299 shares of common stock held directly, of which 55,000 shares were purchased under the stockholder-approved 2001 Employee Stock Purchase Assistance Plan and 22,532 shares of common stock held indirectly by Mr. Hernandez’s family. Also includes options to purchase 390,861 shares of common stock exercisable within 60 days of the Record Date.

(11)

Represents 11,296 shares of common stock held directly and 7,638 shares held indirectly by Mr. Norris’s family as well as directly held options to purchase 351,962 shares of common stock within 60 days of the Record Date, and indirectly held options to purchase 26,181 shares of common stock within 60 days of the Record Date.

(12)

Includes 65,698 shares of common stock held directly, of which 54,500 shares were purchased under the stockholder-approved 2001 Employee Stock Purchase Assistance Plan.  Also includes options to purchase 411,472 shares of common stock exercisable within 60 days of the Record Date.

(13)

Includes 1,591,743 shares of common stock held directly by our Named Officers and directors and their family members. Also includes options to purchase an aggregate of 4,360,297 shares of common stock exercisable within 60 days of the Record Date.

(14)

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A, filed December 31, 2004, filed with the SEC by TCW Group, Inc.  TCW Group, Inc. has shared voting power with respect to 8,167,857 shares and shared dispositive power with respect to 8,578,407 shares.

          The following tables set forth certain information regarding beneficial ownership of shares of common stock of our subsidiaries as of the Record Date by:

•	each of our directors;

•	each of the Named Officers that held such shares of common stock or rights to acquire such common stock; and

•	each of our directors and Named Officers as a group.

          Except for options of Silicon Magnetic Systems, Inc., as of February 28, 2005, options and shares previously held by our officers and directors in other subsidiaries of the corporation, namely, Cypress Microsystems, Inc. and Silicon Light Machines, Inc. have been forfeited by such officers and directors, and as a result, have been cancelled.(1)

SILICON MAGNETIC SYSTEMS, INC.

	Shares Beneficially Owned

Directors/Officers	Number	Percent (2)

T.J. Rodgers (3)	200,000	*
Antonio R. Alvarez (4)	136,666	*
Christopher A. Seams (5)	200,000	*

All Directors and Named Officers as a group (6)	536,666	*

*	Less than 1%

(1)

Of the 250,000 restricted stock of Cypress Microsystems, Inc. held of record by Mr. Rodgers, 212,493 shares were vested and 37,507 shares were unvested as of February 2005.  In February 2005, Mr. Rodgers forfeited the 212,493 vested shares, and Cypress Microsystems, Inc. repurchased the shares for $6,749.84, which represents the current value of the vested shares, and the value of the unvested shares at cost. As consideration for the forfeiture of the vested shares, Cypress granted 469 vested and 83 unvested Cypress stock options to Mr. Rodgers at fair market value.

Of the 250,000 restricted stock of Cypress Microsystems, Inc. held as of record by Mr. Bialek, 212,493 shares were vested and 37, 507 shares were unvested as of February 2005. In February 2005, Mr. Bialek forfeited the 212,493 vested shares, and Cypress Microsystems, Inc. repurchased the shares for $6,749.84, which represents the current value of the vested shares, and the value of the unvested shares at cost. As consideration for the forfeiture of the vested shares, Cypress granted 469 vested and 83 unvested Cypress stock options to Mr. Bialek at fair market value.

Of the 90,000 options of Silicon Light Machines, Inc. held as of record by Mr. Rodgers, 32,999 were vested and 59,001 were unvested. As of February 28, 2005, Mr. Rodgers has forfeited and Silicon Light Machines has cancelled all 90,000 options. In exchange for the forfeited vested options, Cypress granted Mr. Rodgers 485 vested Cypress options at fair market value, and 985 unvested Cypress options in replacement of the unvested forfeited options. These replacement options are subject to the vesting schedule under Cypress’s 1994 Stock Plan.

Of the 90,000 options of Silicon Light Machines, Inc. held as of record by Mr. Hernandez, 32,999 were vested and 59,001 were unvested. As of February 28, 2005, Mr. Hernandez has forfeited and Silicon Light Machines has cancelled all 90,000 options. In exchange for the forfeited vested options, Cypress granted Mr. Hernandez 485 vested Cypress options at fair market value, and 985 unvested Cypress options in replacement of the unvested forfeited options.  These replacement options are subject to the vesting schedule under Cypress’s 1994 Stock Plan.

As of February 28, 2005, 30,000 options to purchase shares of common stock of Silicon Light Machines, Inc. have been forfeited by Mr. Bialek and cancelled by Silicon Light Machines, Inc.  All of the options were unvested at the time of cancellation. Cypress has since granted Mr. Bialek options to purchase 551 Cypress options at fair market value.  These replacement options are subject to the vesting schedule under Cypress’s 1994 Stock Plan.

(2)	The total number of shares of capital stock of Silicon Magnetic Systems, Inc. outstanding as of the Record Date was 21,838,535.

(3)	Of the 200,000 shares held of record by Mr. Rodgers, 63,334 shares vest over time and are subject to forfeiture and restriction on transfer as set forth in Silicon Magnetic Systems, Inc.’s stock plan.

(4)	Includes options to purchase 136,666 shares of common stock exercisable within 60 days of the Record Date.

(5)	Of the 200,000 shares held of record by Mr. Seams, 63,334 shares vest over time and are subject to forfeiture and restriction on transfer as set forth in Silicon Magnetic Systems, Inc.’s stock plan.

(6)

Includes 136,666 shares, which the directors and Named Officers, as a group, have the right to acquire upon the exercise of stock options within 60 days after the Record Date and 126,668 shares that vest over time and are subject to forfeiture and restrictions over on transfer pursuant to Silicon Magnetic Systems, Inc.’s stock option plan.

          The following table shows, as to each of the Named Officers, information concerning compensation paid for services by such Named Officers to us in all capacities during the three fiscal years ended January 2, 2005.

Executive Compensation

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards		All Other Compensation

Name and Principal Position	Year	Salary (1) ($)	Bonus Paid (2) ($)	Other ($)		Securities Underlying Options (#)		Bonus Earned (3) ($)

						Cypress	Subsidiaries (4)

T.J. Rodgers	2004	$400,000	$58,452	—		350,000	20,000	$75,000
President, Chief Executive	2003	$382,671	$67,246	—		280,000	20,000	—
Officer and Director	2002	$331,065	—	$5,000	(5)	300,000	250,000	—
Antonio R. Alvarez,	2004	$368,375	$48,618	—		70,000	—	$71,838
Vice President, Memory	2003	$331,692	$27,272	—		100,000	—	—
& Imaging Products Division	2002	$318,615	—	—		170,000	200,000	—
Emmanuel T. Hernandez,	2004	$332,800	$56,941	—		50,000	20,000	$65,280
Vice President,	2003	$303,631	$52,236	—		70,000	20,000	—
Finance and Administration, Chief Financial Officer	2002	$291,938	—	—		170,000	50,000	—
Christopher A. Seams,	2004	$304,400	$40,820	—		90,000	—	$59,292
Vice President,	2003	$274,439	$43,872	$1,250	(6)	108,400	—	—
Manufacturing and Technology	2002	$289,635	—	$1,250	(6)	220,000	200,000	—
Christopher S. Norris (7)	2004	$298,910	$48,833	—		70,000	—	$58,291
Vice President,	2003	$270,238	$38,897	—		45,000	—	—
Computation & Consumer Products Division

(1)

Includes base salary, Paid Time Off (PTO), PTO cashout, Holiday pay, and retroactive adjustments to base salary. The salaries indicated for 2002 reflect a 6%-9% pay-cut for these Named Officers as compared with fiscal year 2001.  The salaries indicated for 2003 reflect a 6%-9% pay-cut from January through June 2003.

(2)

Includes amounts paid out in 2004 under our New Product Bonus Plan, and bonuses paid out under our Key Employee Bonus Plan in fiscal 2004. Bonuses given out under our Key Employee Bonus Plan are by virtue of the success in accomplishing certain group-and individual-specific goals. Cypress met the required revenue and earnings milestones in the first and Second quarters of 2004. Bonuses were earned and paid under our New Product Bonus Plan in the first and second quarters of fiscal 2004.

(3)

Includes bonuses earned under our Key Employee Bonus Plan.  The amounts earned are paid out in the fiscal year following the year earned, provided the employee is still employed by Cypress at the time of the pay-out subject to conditions specified under the Plan.

(4)

Includes restricted stock of Silicon Magnetic Systems, Inc. granted to each of Messrs. Rodgers, Alvarez and Seams.  Also includes options to purchase 50,000 shares of common stock of Silicon Light Machines granted to each of Messrs. Rodgers and Hernandez in fiscal 2002, and options to purchase 20,000 shares of common stock of Silicon Light Machines granted in fiscal 2003 and 2004 to each of Messrs. Rodgers and Hernandez.  Except for options of Silicon Magnetic Systems, Inc., all other options of our subsidiaries previously held by our Named Officers have been cancelled.

(5)	Represents a cash bonus of $5,000 earned and paid to Mr. Rodgers in fiscal year 2002 under our Patent Award Program.

(6)	Represents cash bonus of $1,250 earned and paid to Mr. Seams in each of fiscal years 2002 and 2003 under our Patent Award Program.

(7)	Mr. Norris became a Named Officer in fiscal year 2003 in his capacity as Vice President of the Data Communications Division.

The following table shows option grants under our option plans and the option plans of our subsidiaries as to each of the Named Officers to whom grants were made during the last fiscal year, and the potential realizable value of those options, assuming 5% and 10% annual rate of appreciation, at the end of their term:

Option Grants in Last Fiscal Year

CYPRESS SEMICONDUCTOR CORPORATION

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price	Expiration Date (3)

Name					5% (4)	10% (4)

T.J. Rodgers	350,000	8.7%	$21.34	1/2/14	$4,680,111	$11,876,428
Antonio R. Alvarez	70,000	1.74%	$21.34	1/2/14	$936,022	$2,375,268
Emmanuel T. Hernandez	50,000	1.25%	$21.34	1/2/14	$668,587	$1,696,633
Christopher A. Seams	90,000	2.24%	$21.34	1/2/14	$1,203,457	$3,053,939
Christopher S. Norris	70,000	1.74%	$21.34	1/2/14	$936,022	$2,375,268

(1)

Options granted under our 1994 Stock Option Plan typically have a ten-year term, vest over a five-year period of employment and have an exercise price equal to market value on the date of grant. All of the options granted and described in this table were granted under our 1994 Stock Option Plan and have these terms.

(2)

During the fiscal year ended January 2, 2005, options to purchase an aggregate of 4,012,742 shares of our common stock were granted to employees, including options granted to employees of acquired companies, to directors, and to technical and manufacturing advisory boards.

(3)	Options may terminate before their expiration dates if the optionee’s status as an employee or consultant is terminated, upon the optionee’s death or if a third party acquires us.

(4)

Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements promulgated by the SEC and do not reflect our estimate of future stock price appreciation. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of our common stock were to increase at such rates from the price at 2004 fiscal year-end ($11.73 per share) over the next ten years, the resulting stock prices at 5% and 10% appreciation would be $19.11 and $30.42, respectively.

          The following table shows, for each of the Named Officers, information concerning options to acquire securities of Cypress and its subsidiaries, held by such Named Officer, exercised during fiscal year 2004 and the value of such options held at fiscal year-end:

Aggregated Option Exercises in Last Fiscal Year and Last Fiscal Year-End Option Values

CYPRESS SEMICONDUCTOR CORPORATION

	Shares Acquired on Exercise(#)	Value Realized ($)(2)	Number of Securities Underlying Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

T.J. Rodgers	250,000	$1,803,125	1,980,833	849,167	$1,553,749	$981,351
Antonio R. Alvarez	0	$0	539,021	257,667	$979,382	$765,665
Emmanuel T. Hernandez	0	$0	362,840	216,334	$444,914	$303,921
Christopher A. Seams	0	$0	367,975	301,890	$874,483	$904,151
Christopher S. Norris	0	$0	324,381	205,417	$484,451	$505,765

CYPRESS MICROSYSTEMS, INC.

	Shares Acquired on Exercise(#)	Value Realized ($)(2)	Number of Securities Underlying Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)

Name			Exercisable (3)	Unexercisable (3)	Exercisable	Unexercisable

T.J. Rodgers	0	$0	204,160	45,840	$4,083	$917

SILICON MAGNETIC SYSTEMS, INC.

	Shares Acquired on Exercise(#)	Value Realized ($)(2)	Number of Securities Underlying Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

T.J. Rodgers	0	$0	0	0	$0	$0
Antonio R. Alvarez.	—	$0	123,333	76,667	$2,200	$1,380
Christopher A. Seams	0	$0	0	0	$0	$0

SILICON LIGHT MACHINES

	Shares Acquired on Exercise(#)	Value Realized ($)(2)	Number of Securities Underlying Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)

Name			Exercisable (3)	Unexercisable (3)	Exercisable	Unexercisable

T.J. Rodgers	0	$0	30,999	59,001	$300	$1,700
Emmanuel T. Hernandez	0	$0	30,999	59,001	$300	$1,700

(1)	Calculated by determining the difference between the fair market value of the securities underlying the options at January 2, 2005, and the exercise price of the options.

(2)	Calculated by determining the valuation of the purchased shares on the exercise date less the option exercise price paid for such shares.

(3)	As of February 28, 2005, all options in these columns have been forfeited and cancelled.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

          The Compensation Committee of the Board of Directors is responsible for the review of our compensation programs for Cypress’s executive officers, and has exclusive authority to grant stock options to Cypress’s executive officers. The Compensation Committee applies a consistent philosophy to compensation for all employees, including our executive officers, based on the premise that Cypress’s achievements result from the coordinated efforts of all individuals working toward common objectives. Cypress strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and stockholders.

Goals of the Compensation Program

          The goals of the Compensation Program are to align executive compensation with business objectives and performance, and to enable Cypress to attract, retain and reward executive officers that contribute to Cypress’s long-term success. The compensation program for executive officers is based on the same principles applicable to compensation decisions for all of our employees:

•

Competitive Levels of Compensation. Cypress is committed to providing a compensation program that helps Cypress attract and retain the best people in the industry. To ensure that pay is competitive, we periodically review the compensation practices of other leading companies in the semiconductor industry. We believe that Cypress’s compensation levels fall within the median of industry compensation levels.

•

Performance-Driven Rewards. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by measuring organization progress against set objectives.

•

Performance and Compensation Feedback. At the beginning of the performance cycle, critical quarterly and annual objectives are set for each officer. The Chief Executive Officer gives ongoing feedback on performance to each officer. At the end of the performance cycle, we evaluate the extent to which the critical objectives have been accomplished. These evaluations are subsequently used to determine merit increases and stock option grants to employees. The evaluations are also used to determine executive compensation through stock ownership and option grants to our Chief Executive Officer, and other executive officers, including officers of certain of Cypress’s subsidiaries (Silicon Light Machines, Silicon Magnetic Systems, Cypress Microsystems and SunPower Corporation).

Components of the Compensation Program

          Cypress’s Compensation Program, which consists of cash-based and equity-based compensation, allows Cypress to attract and retain highly skilled officers, provide useful products and services to customers, enhance stockholder value, motivate technological innovation and adequately reward its executive officers and other employees.

          Cash-Based Compensation.  The Compensation Committee sets base salary for officers on the basis of level of responsibility, prior performance and other factors after reviewing the compensation levels for competitive positions in the market.

          Cypress has a New Product Bonus Plan under which Cypress distributes to all employees, including executive officers, payments based on Cypress’s achievement of certain levels of new product revenue, new product development milestones, plus attainment of certain levels of profitability. Cypress believes that all employees share the responsibility of achieving revenue and profit levels. Under the New Product Bonus Plan, Cypress’s specific performance criteria must be met in each fiscal quarter for employees to be eligible for bonuses. Cypress met the criteria for the New Product Bonus Plan in the first and second quarters of the 2004 fiscal year.

          Cypress has a Key Employee Bonus Plan in which the Chief Executive Officer, Vice Presidents and certain other key employees participate. Plan participants are eligible to receive bonuses (in each case a percentage of a participant’s base salary) based on Cypress’s achievement of targeted level of sales, earnings per share and relative growth compared to industry average, as well as success in accomplishing certain group and individual specific goals.  Bonuses were earned under this plan in the first and second quarters of the 2004 fiscal year.

          Equity-Based Compensation.   Stock options provide additional incentives to officers and employees to work to maximize stockholder value. The options become exercisable over a defined period of employment with Cypress to encourage employees to remain with Cypress. In line with Cypress’s compensation philosophy, we grant stock options to all employees, commensurate with their potential contributions to Cypress. Stock options are included as part of the initial employment compensation package, and are also awarded for promotions and pursuant to the annual Stock Program, which provides long-term incentives to virtually all employees based on performance and potential contributions.

Compensation of the Chief Executive Officer

          T.J. Rodgers has been Cypress’s President and Chief Executive Officer since Cypress’s incorporation in 1982. In determining Mr. Rodgers’ compensation, the Compensation Committee evaluates corporate performance, individual performance, compensation paid to Cypress’s other executive officers and total compensation (including salary, bonus and equity compensation) paid to chief executive officers of comparable companies. In 2004, Mr. Rodgers’ salary was $400,000, and he was paid an aggregate cash bonus of $58,452 under our New Product Bonus Program and our Key Employee Bonus Program.

          A fundamental tenet of Cypress’s compensation policy, particularly with respect to compensation of the Chief Executive Officer, is to link the level of compensation obtained to Cypress’s performance as measured by profitability and growth. One way that we establish this link is to award Mr. Rodgers with compensation in the form of options to purchase stock, for the reason that the market will reward superior performance by Cypress, by increasing the value of his equity and penalize unsatisfactory performance by diminishing or eliminating such value. Through his equity ownership in Cypress, which consisted of 1,274,24 (shares directly held and shares acquired under the Non-qualified Deferred Compensation Plan) shares of common stock and options to purchase 2,127,032 shares of common stock sixty days from the Record Date, Mr. Rodgers shares with other stockholders of Cypress a significant stake in the success of Cypress’s business.

          A second way that we establish the link between Cypress’s performance and level of compensation is through bonus plans.  Cypress’s New Product Bonus Plan and Key Employee Bonus Plans award variable compensation based to a substantial degree on an objective measure of Cypress’s profitability and long-term growth. It is the philosophy of Cypress and this committee to bias compensation toward this kind of variable compensation as well as equity awards. This means that when we perform well, as principally indicated by profitability, employees, and in particular the Chief Executive Officer, will be well compensated, to a level, which may exceed the median of industry compensation levels. When our performance is below target levels, however, variable compensation will be limited or non-existent and equity compensation will not attain the same value, meaning that the Chief Executive Officer’s overall compensation package may be below industry median levels. Consistent with our compensation objectives, Mr. Rodgers earned a bonus during the first and second quarters of fiscal year 2004 for accomplishments under the quarterly goals portion of the bonus plan and for achieving Cypress’s targeted levels of sales and earnings per share as set forth in the 2004 Key Employee Bonus Plan.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Eric A. Benhamou
John C. Lewis

OTHER DISCLOSURES

Compensation Committee Interlocks and Insider Participation

          No member of the Compensation Committee was or is one of our officers or employees.

Certain Relationships and Related Transactions

          On April 1, 1998, we entered into a one-year consulting arrangement with Fred B. Bialek, a member of our Board of Directors. Mr. Bialek’s consulting agreement was been extended through March 2006. The agreement is terminable by Mr. Bialek or us upon 30 days written notice. Pursuant to the terms of the consulting agreement, Mr. Bialek was paid an annualized fixed retainer for consulting fees in the amount of $324,293 in fiscal year 2004. He earned a cash bonus of $64,858.60 in 2004 and was also paid $43,076.65 for a cash bonus he earned in fiscal year 2003. In addition, we agreed to reimburse Mr. Bialek for out-of-pocket business expenses for travel, lodging, phone and administrative support related to his consulting services for us on receipt of invoice.

Indebtedness of Executive Officers Under the Employee Stock Purchase Assistance Plan (SPAP)

          In 2001, we offered our employees loans under the stockholder-approved 2001 Employee Stock Purchase Assistance Plan. Mr. Emmanuel T. Hernandez, our Vice President of Finance and Administration and Chief Financial Officer, made a one-time purchase of 55,000 shares of our common stock under this plan in 2001. As a result, as of March 24, 2005, Mr. Hernandez, was indebted to us in the principal amount of $1,185,795, plus accrued interest outstanding in the amount of $199,012. The principal amount of the loan did not exceed this amount in fiscal year 2004.

          Christopher A. Seams, our Vice President of Manufacturing and Technology, made a one-time purchase of 54,500 shares of our common stock under this plan in 2001. As of March 24, 2004, Mr. Seams was indebted to us in the principal amount of $1,154,095, plus accrued interest outstanding in the amount of $192,731. The principal amount of the loan did not exceed this amount in fiscal year 2004.

          We charge interest on each of the loans to Messrs. Hernandez and Seams at a rate of 4% per annum.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all Section 16(a) forms that they file.

          Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended January 2, 2004, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied.

Company Stock Price Performance

          Shown below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Cypress common stock against the cumulative total return of the S&P Composite—500 Stock Index and the S&P Composite—Electronics (Semiconductors) Index for the five-year period commencing on January 2, 2000 and ending on January 2, 2005.

	Jan. 2, 2000	Dec 31, 2000	Dec 30, 2001	Dec 29, 2002	Dec 31, 2003	Jan 2, 2005

Cypress Semiconductor Corp.	$100	$60	$63	$17	$65	$36
S&P © 500	$100	$92	$82	$63	$81	$90
S&P © Semiconductors Index	$100	$78	$68	$34	$64	$50

Copyright © 2005, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

OTHER MATTERS

          We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

          It is important that your stock be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope provided or to vote by telephone or over the Internet at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Laura L. Norris
Corporate Secretary

Dated: March 24, 2005

If voting by proxy, you may vote by mail or by telephone or you may vote by using the Internet. Your Internet vote authorizes the named proxies to vote in the same manner as if you had marked, signed and returned your proxy card.

To vote by the Internet, read the 2005 proxy statement and follow these easy steps:

1.	Go to the following website: http://www.proxyvote.com
2.	Enter the information requested on your computer screen.
3.	Follow the simple instructions on your computer screen.

To vote by telephone, read the 2005 proxy statement and follow these easy steps:

1.	Call toll-free 1-800-690-6903 in the United States or Canada anytime on a touch-tone telephone. There is no charge to you for the call.
2.	Have your proxy card in hand when you call and then follow the instructions.
Option #1: To vote as the Board of Directors recommends on ALL proposals: Press 1. When asked, please confirm your vote by pressing 1.
Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cypress Semiconductor Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by the Internet or by telephone, PLEASE DO NOT mail back the proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CYSEC 1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

CYPRESS SEMICONDUCTOR CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW:

1.	ELECTION OF DIRECTORS:		For	Withhold	For All	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Nominees:	01) T.J. RODGERS	05) JAMES R. LONG	All	All	Except
	02) FRED B. BIALEK	06) W. STEVE ALBRECHT
	03) ERIC A. BENHAMOU	07) J. DANIEL McCRANIE	☐	☐	☐
04) ALAN F. SHUGART

Vote On Proposal		For	Against	Abstain

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

(This Proxy should be marked, dated, signed by each stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR FISCAL YEAR 2005.
		☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE TO THE RIGHT.				☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		Yes	No
		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CYSEC2

CYPRESS SEMICONDUCTOR CORPORATION
P
R	PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
O	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y

          The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 24, 2005 and hereby appoints T. J. Rodgers and Laura L. Engurasoff, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2005 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on April 29, 2005, at 10:00 a.m., local time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting.

          A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE